FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                For registration of certain classes of securities
                     pursuant to section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                BSP ONELINK, INC.
                 (Name of Small Business Issuer in its Charter)

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

         Delaware                            7374                            43-1941213
(State or Jurisdiction of           (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)          Identification No.)
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                                One Market Plaza
                             Spear Tower, 36th Floor
                             San Francisco, CA 94105
                                 (415) 293-8277
     (Address and telephone number or intended principal place of business)


     Securities to be registered pursuant to Section 12(b) of the Act: None


        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

         Securities Act registration statement file number to which this form relates: 333-81922

        Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

BSP Onelink, Inc. hereby incorporates by reference herein the description of its common stock, par value $0.001 per share, appearing under the caption "Description of Securities" in the form of preliminary prospectus contained in the Registration Statement on Form SB-2, as originally filed with the Securities and Exchange Commission on February 1, 2002 and amended on March 12, 2002, April 18, 2002, May 16, 2002, June 5, 2002 and June 20, 2002 and as the same may be subsequently amended. Any form of prospectus that constitutes part of the Registration Statement and is subsequently filed by the registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, or otherwise, shall be deemed incorporated by reference herein.

ITEM 2. EXHIBITS.

The registrant hereby files or incorporates by reference herein the following exhibits to the registrant's Registration Statement on Form SB-2 and subsequent exhibits contained in later amendments to Form SB-2.

Exhibit Number   Description
--------------   -----------

3.1              Certificate of Incorporation (1)
3.2              Bylaws (1)

(1) Contained in Form SB-2 filed on February 1, 2002




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                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               Registrant: BSP Onelink, Inc.

                                               Date: October 18, 2002

                                               By:   /s/ F. William Guerin
                                                     ----------------------
                                                     F. William Guerin
                                                     Chairman and Secretary